UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

DKG CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-55650	46-3787845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530
Las Vegas, Nevada 89135
(Address of principal executive offices, including zip code)

(702) 463-8880
(Registrant's telephone number, including area code)

_________________________________________________ ___
(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On July 6, 2017, the Company’s Board of Directors approved a merger with DKG Mobilepay Inc., a wholly owned subsidiary incorporated in the State of Nevada.  The Merger is related to the Company’s revised business plan and the Company will be the surviving company of the Merger.  The plan of merger provides for an exchange ratio of 1:35 for the common stock of both constituent corporations, which has the practical effect of a 1 for 35 reverse split of the Company’s common stock, with fractional shares to be rounded up to the nearest whole number of shares.  This corporate action was approved by the Company’s Board of Directors as authorized by Nevada corporate law. The 1 for 35 reverse stock split effected by the Merger will be effective upon filing of the Articles of Merger with the Nevada Secretary of State and approval by FINRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DKG CAPITAL, INC.

By:	/s/Tesheb Casimir

Title:	Chief Executive Officer

Dated: July 7, 2017